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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 Judiciary Plaza, 100 F Street, N.E., Room 1580,
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) - November 14, 2007

                       Commission File Number: 0001370489

                          BLUEFIRE ETHANOL FUELS, INC.
              (Exact name of registrant as specific in its charter)

          NEVADA                                             20-4590982
 (State of Incorporation)                            (I.R.S. Employer I.D. No.)

                                    31 MUSICK
                            IRVINE, CALIFORNIA 92618
          (Address of principal executive offices, including zip code)

                                 (949) 588-3767
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications
pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

On November 14, 2007, the Company's Board of Directors, in consultation with management, concluded that the Company's condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-QSB for the quarter ended June 30, 2007 should be restated.

The restatement is related to the manner in which the Company had accounted for the costs related to the construction of their ethanol plant. The Company determined that the costs incurred related to engineering costs were more indicative of research and development activities as defined by Statements of Financial Accounting Standards No. 2 "Accounting for Research and Development Costs". Thus, the expenditures related to the development of the Company's ethanol plant should have been expensed on the consolidated statement of operations. The Company had previously capitalized these costs.

In light of this, the Company's previously filed financial statements and other financial information for the quarter ended June 30, 2007 should no longer be relied upon. Restated financial data for the quarter ended June 30, 2007 is being filed on an amended Form 10-QSB/A. The expected impact on the Company's financial statements at June 30, 3007 is a reduction of assets of $290,900. In addition, the operating loss for the three and six months ended June 30, 2007 is expected to increase to $2,045,445 and $4,182,688 respectively.

The Board of Directors discussed the matters disclosed in this filing with the Company's independent registered public accountants.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: November 19, 2007                  BLUEFIRE ETHANOL FUELS, INC.


                                    By:    /s/ Arnold Klann
                                           --------------------------------
                                           Arnold Klann
                                           Chief Executive Officer, Director